For period ended 09-30-01
File Number 811-4767

HERITAGE GROWTH AND INCOME TRUST

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Item 77.O  Transactions effected pursuant to Rule 10f-3

        The following Rule 10f-3 transactions were effected by the Heritage Growth and Income Trust:

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                                                 DATE                                SECURITIES
                                  DATE OF      OFFERING     PURCHASE                  ACQUIRED        AMOUNT         TOTAL
SECURITY:                        PURCHASE:    COMMENCED:     PRICE:   COMMISSION:       FROM:        PURCHASED:     OFFERING:

1. Sprint Corp.                  08/10/01     08/08/01      $25.00       $0.00       J.P. Morgan     $1,052,500    $1,000,000,000

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